Exhibit 99.2

REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q1 2023 VOXX International Corp Earnings Call

EVENT DATE/TIME: JULY 12, 2022 / 2:00PM GMT

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CORPORATE PARTICIPANTS
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

CONFERENCE CALL PARTICIPANTS
Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Victoria James -
Glenn Wiener GW Communications LLC - Owner

PRESENTATION
Operator
Good day, and thank you for standing by. Welcome to the VOXX International Fiscal 2023 First Quarter Results Conference Call. I would now like to hand the conference over to your speaker today, Glenn Wiener with Investor Relations.
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Glenn Wiener GW Communications LLC - Owner
Thank you. Good morning, and welcome to VOXX International's Fiscal 2023 First Quarter Conference Call. Yesterday, we filed our Form 10-Q and issued our press release, and those documents can be found in the Investor Relations section of our website at www.voxxintl.com. An updated presentation will be posted later this week.

Today, we will have prepared remarks from Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. After which, we'll open up the call for questions.

I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 28, 2022.

At this time, it's my pleasure to turn the call over to Pat Lavelle. Pat?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thanks, Glenn, and good morning, everyone. Last quarter, I provided a lot of detail about our segments and outlook. I ended my remarks noting that we expected fiscal 2023 to be more normal in terms of our seasonality, with the second half driving profitability, and that remains the case. A slower start to the

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year and we believe a strong second half, even in light of slowdown in consumer purchases and car sales.

In a few minutes, Mike will provide a Q1 financial recap before we open up the call for questions. My focus today will be on business segments and some of the key growth drivers and near-term hurdles. Starting with automotive. As you know, the global scarcity of chips is hitting the car manufacturers particularly hard and it continues to impact both our OEM and the aftermarket automotive business. Our OEM customers are producing what they can but the lack of chips is leading to much lower car production, and it is estimated to be down 20% year-over-year, coming in between 13 million and 14 million new light trucks and cars. In fact, the last time car sales dropped below 14 million was in 2011.

Additionally, since a significant percentage of our aftermarket business is done with new car dealers, the shortage of inventory on their lots is also impacting our automotive aftermarket sales. We expect the chip shortages to remain well into 2023, but we are working through this and still expect growth in the segment based on projected orders from customers and new programs that are expected to launch in the balance of this year. While the shortages will persist, we are starting to see a slowdown in other industries that utilize chips like computers, laptops and crypto mining machines. And if this continues, there is the possibility of several chip manufacturers pivoting and allocating more chips to the carmakers, which could alleviate some of the near-term pressure.

Another area that has been a concern is the run-up in labor costs in the United States, which has negatively impacted OEM gross margins. Although we have mitigated some of the impact of price increases, more is needed to improve margins. And thus, we will move some of our OEM production lines to Mexico, where labor is roughly half the cost. We expect our facility to be ready in August and to be in a position to start shipping products in the start of our fiscal third quarter.

These are the hurdles within the automotive segment near term. Our longer-term outlook based on the programs we've been awarded, RFQs pending, our relationships, plus the massive pent-up demand for new cars is very strong. And that is because over the past approximately 3 years, we have been awarded $750 million in new OEM awards, most of which are in front of us over the next 5 years. We have some large RFQs still pending, which could represent another $300 million of awards or more over this same time frame.

On our year-end call in May, I talked about the new awards with Ford and with Oshkosh Defense, both of which were Q1 events. The Oshkosh award was estimated to be $45 million to start and has a potential value of over $140 million. I also spoke last quarter about other programs we were pursuing with them, and I'm pleased to announce that we will be supplying Oshkosh tilt sensors, shock sensors, in-vehicle speaker systems and an electronic vehicle sound system for their EV models.

The initial awards received now total approximately $60 million over the first 5 years of the program.

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Note, however, this is a 10-year program, and this only represents the first tranche. We expect to complete validation in our fiscal fourth quarter, and we will begin realizing revenue in fiscal 2024 first quarter.

With respect to Ford, our relationship remains strong. Beyond the new awards we announced which totaled over $200 million through 2027, we continue to discuss additional programs. While nothing is official yet, we are optimistic that we're well positioned on a new RFQ we are pursuing, which could be awarded within the next 1 to 2 quarters.

As with Stellantis, as you know, we've been awarded a significant amount of business, approximately $400 million of awards running through 2026. However, we have still not fully resolved the chip challenges, which may impact some of these programs. As reported last quarter, we presented another option to them, a new board utilizing an alternative chip and today, I'm pleased to report that Stellantis has approved the design and NRE to develop this, and we will be working to validate the board. Obviously, depending on how fast we can move new price negotiations, we should be in a position to start catching up in our third quarter.

Our Automotive segment is poised for a strong growth in the coming years with approximately $400 million in awards with Stellantis, $200 million with Ford, $60 million awards with Oshkosh Defense, over $30 million in awards with Nissan, $30 million in awards at VSM with heavy-duty truck manufacturers and over $30 million in awards for accessories, security and remote starts with multiple manufacturers. These are firm awards in our pipeline between now and 2026 for the most part, and we have quotes in place with additional awards in excess of $300 million. And we are confident in our position to secure them, given our technology and the limited competition in this space. Therefore, we could be looking at over $1 billion in OEM awards over the next 5 years, and this is what's driving our optimism despite near-term supply chain issues.

Moving on to the Consumer segment. Consumer segment sales were down in Q1, both for premium audio products and other CE and accessory lines, largely due to many of the big box retailers cutting inventory immediately after their first quarter results. As our fiscal first quarter starts in March, this had a direct impact on our Q1 results. Demand from consumer look consistent, but the big box retailers simply just cut back on buying, and we are watching this closely, and we'll adjust purchasing schedules to keep pace with consumer sentiment.

Although segment revenue came in lower year-over-year, it did surpass our internal projections for the quarter. Despite some economic pressures, there is positive momentum building. Demand for Onkyo and Pioneer products has been very strong since we completed the transaction in September of last year. Back then, we took steps to secure the longer lead items, some as much as 42 weeks out, working through the supply chain issues as best we could. Many of these items start coming in towards the end of

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the summer and we will be positioned in the second half of the year to ramp up production and grow revenue and support not only our North American and Australian customers, which we have been doing for the past year, but begin expanding worldwide sales of these products where interest remains high.

Near term, the addition of the Onkyo, Integra Pioneer, Pioneer Elite, TEAC and ESOTERIC electronic brands should help offset any pullback by the consumer and we expect to significantly grow our overall audio business. In addition, over the next 2 quarters, new product launches should trigger an increase in demand for Klipsch and Jamo products as we will be introducing all new models across several categories, including our new reference line, Jamo home theater systems, portable speakers, sound bars and subwoofers.

As for the Biometrics segment, while revenue was small this past quarter, there were several positive developments, which over the next several quarters should start changing the financial picture of this segment in a positive way. During our fiscal 2023 first quarter, the Miami Automall installed a complete EyeLock perimeter access program for building access, network closets, hazardous material location, garages and lots. They plan to roll out the EyeLock program to an additional 25 dealership locations that they own. We also plan to add this program to our automotive aftermarket group since we currently do business with some of the country's largest dealerships.

Additionally, we are working with a fintech company, a new relationship established in Q1, to provide both logical and physical access solutions. We are currently in contract negotiations and we'll provide further details regarding the development and the commercialization once executed.

As to the status of the health care company I've talked about for roughly in the past 2 years, the testing phase has continued to go well and we are on track for a soft launch towards the end of fiscal 2023 to get systems into the field. Since this is a completely new machine for our customer, it will be monitored to make sure all functions of the machine are working properly and then they plan a full commercial launch. I'm hopeful that before the year is out, we will be able to disclose the details both on the products and the customer we are targeting.

Another opportunity is through Marubeni Corporation, our partner since 2020, who is distributing EyeLock technology in Japan with a focus on the broader Asia Pacific market. We are currently working together with them, developing a logical access product for Pharma 4.0 in Japan and expect more opportunities with Marubeni as Japan opens up from COVID.

At this point, this sums up the activity at VOXX during the first quarter and what we are facing in terms of both headwinds and opportunities. The second quarter will be a bit light, given some of the OEM challenges and continued chip and vehicle shortages in automotive and slower purchasing by some of the big VOXX retailers as they adjust inventory positions. And of course, consumer confidence as we

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navigate inflation and recession worries. But as I've said, we have some positive offsetting factors and believe the third quarter, based on the inventory we have on hand or afloat, will provide us with everything we need to deliver a strong second half of the year.

At this point, I'd like to turn the call over to Michael for the financial review. Mike?
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Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Thanks, Pat. Good morning, everyone. I'll start with a recap of our first quarter results and then provide a balance sheet update as of quarter end, along with a few other corporate updates before we open up the call for questions. All comparisons are for the fiscal 2023 and fiscal 2022 first quarters ended May 31.

We reported total net sales of $128.7 million, down $8.3 million or 6.1%. Each of the segments reported lower sales for the reasons Pat outlined in his remarks, predominantly supply chain constraints, chip, component and parts shortages, lower vehicle production and higher inventory at some of the big box retailers, resulting in lower purchases during the quarter.

Our Automotive Electronics segment posted sales of $39.6 million, down $3.1 million or 7.2%. OEM product sales were up $1.8 million and aftermarket product sales were down $4.9 million. Our Consumer Electronics segment posted sales of $88.9 million, down $5.2 million, with premium audio product sales down $1.6 million and CE accessories sales were down $3.5 million. And Biometric segment sales were approximately $100,000 as compared to $200,000 in last year's fiscal quarter.

Consolidated gross margins were 25.8%, down 100 basis points. This was principally due to the Automotive Electronics segment as gross margins declined 480 basis points due to higher material and shipping costs, increases in tariff and lower-than-normal margins on some of our rear seat entertainment programs due to the above factors. As new programs come online and as we work through chip design and pricing with Stellantis, we expect segment margins to improve.

Consumer Electronics segment gross margins improved 80 basis points, and this was principally due to the higher sales of Onkyo and Pioneer products. While the Biometrics segment gross margins improved 480 basis points, the dollar impact was essentially flat for the comparable period. Total operating expenses of $39.9 million increased by $2.9 million or 7.8%. Selling expenses increased by approximately $800,000, with $700,000 related to the 2022 Consumer Electronics Show, which was held in person this past year and held virtually in the period -- prior fiscal year period.

General and administrative expenses increased by approximately $500,000 as we had a $300,000 increase in depreciation and amortization, principally as a result of the Onkyo K.K. purchase agreement, which closed September 2021. We also had a $300,000 increase in benefit expenses, higher fees related to tax and licenses of approximately $200,000 and a $200,000 increase in insurance

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expenses.

As an offset to these increases, Professional fees declined by approximately $600,000 due to lower legal fees incurred in the quarter. Legal fees relate to the Seaguard arbitration case and the absence of consulting fees related to the EyeLock distribution agreement with GalvanEyes in prior fiscal year period.

Lastly, Engineering and technical support expenses increased by $2.2 million, principally as a result of the Onkyo K.K. purchase agreement and outside labor for certain projects. As a result of lower sales and gross margins and higher operating expenses, we reported an operating loss of $6.7 million as compared to an operating loss of $400,000 in fiscal 2022 first quarter. As Pat mentioned, we expect to show some improvement in the second quarter and consistent with historical seasonality profitability in the second half of the year, especially with Onkyo production ramping up.

Total other income expense net was a loss of $2.2 million in fiscal 2023 first quarter as compared to total operating income net of $2.6 million in the comparable fiscal 2022 period. For the same periods, interest and bank charges were $730,000 and $528,000 and equity and income of equity investees which relates to our 50% noncontrolling ownership interest in ASA Electronics was $1.6 million compared to $2.7 million prior quarter -- prior year quarter. ASA has experienced the same headwinds as we have this quarter.

In fiscal 2023 first quarter, we recorded an additional accrued interest expense of $1 million related to the interim arbitration award, which is pending the judge's ruling. Other net, which includes a net noncash foreign currency translation loss of $2.4 million. The majority of this translation loss was mainly due to the shareholders and working capital loans in the Onkyo K.K. joint venture, which was carried in Japanese yen. The translation loss was caused by the recent collapse of the yen versus the dollar.

Net loss attributable to VOXX was $6.5 million as compared to net income attributable to VOXX of $2.7 million in comparable fiscal 2022 period. Lastly, adjusted EBITDA in fiscal 2023 first quarter was a loss of approximately $100,000 as compared to an adjusted EBITDA in fiscal 2022 first quarter of $8.2 million. This adjustment includes $3.9 million in nonoperating cash for the FX losses and interim award expense.

Moving on to the balance sheet. As of May 31, 2022, we had cash and cash equivalents of $5.7 million as compared to $27.8 million as of February 28, 2022. The principal use of cash was increased inventory purchases due to the state of transportation issues we discussed. As a result, we increased our inventory carry by an additional [6 days]. Additional cash was used for the usual paydown of accounts payable and accrued expenses from the fiscal 2022 fourth quarter.

Total debt as of May 31, 2022, was $16.3 million as compared to $13.2 million as of February 28, 2022. This increase is primarily related to the $5.6 million increase in our domestic credit facility used for inventory purchases. Partially offsetting this is the reduction in our euro asset-based lending obligations

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for VOXX Germany.

A quick note regarding the Seaguard litigation. As noted in our press release and Form 10-Q filing in February 2022, we recorded an accrual for the interim arbitration award in the amount of $39.4 million. During the 3 months ended May 31, 2022, we accrued an additional charge of approximately $1 million, representing interest due on the awards, which will only be paid if confirmed and not vacated by the U.S. District Court or an appellate court.

On March 14, Seaguard filed a petition to confirm the partial final award. And on April 25, we filed the opposition to their petition. On May 31, the court ordered the matter taken under submission for decision without oral hearing. We have been advised by counsel that a judge's decision could take weeks or months, at which time we will provide an update.

This concludes my remarks. Operator, we are now ready to open the call for questions.
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QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Our first question is from Brian Ruttenbur with Imperial Capital.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
A couple of quick questions. I believe you said in your comments that second quarter is going to be slightly better than first quarter. Is that what I heard? Just want to make sure that I heard the comments correctly.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. Brian, normally, again, going back to the seasonality of our business, second quarter normally improves over first. The one caveat is whether or not the OEM manufacturers are able to continue to take the inventory that they projected for the quarter. That's something when we get their releases, it would indicate what they're going to be able to build based on what chips they have to build cars. So that's the only caveat for the quarter.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. So in the automotive, you expect to see some improvement sequentially. How about the consumer division? Do you expect to see some sequential improvement from first quarter?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, we do. It would normally improve over the second quarter over the first. Normally, the first quarter

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is the weakest quarter of the year. When we go back to a more seasonal business model, which we believe now that a lot of the pandemic impacts that we've had are really behind us from how it change the quarters, we're seeing as first quarter is normally our weakest, builds in the second and then builds strong into the third and then fourth quarter is normally better than the first and second.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And then in terms of gross margins, automotive was obviously weak in the first quarter, you expect to see a sequential improvement also, right?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, the thing is that in some areas, we're still negotiating price increases. But as we move some of the production out of the U.S., we expect that we'll be able to improve margins somewhat and get back to some historical level of margins within the OEM space.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And then in terms of foreign currency, that was a big hit in the first quarter. Was that a onetime event? Do you expect more foreign currency losses like you experienced, I think it was $2.2 million roughly in the first quarter?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
It's really coming from the strength of the dollar, the yen was probably around JPY 105, JPY 110 sometime this year. Last -- this year, it's now sitting at JPY 136. So we had to mark-to-market the credit facility that we had given to our own operation. And then the euro, which is essentially at parity for the first time since -- in 20 years, that's going to give us lower profitability as we convert euro into dollars in our European operation.
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Brian William Ruttenbur Imperial Capital, LLC, Research Division - Research Analyst
Okay. And then -- yes. And then last quick question. In terms of shipping container costs, pre-pandemic, you were a couple of thousand dollars a container. I think that you went to as high in the 20-plus thousand per container or may be higher. Where are you now? And what do you see in terms of shipping costs on a per container basis?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Now depending on where it's going, East Coast, West Coast, it can range from anywhere from $11,000 to $16,000, $17,000 for a container. It is still high when we compare to what the historical pricing was. But it doesn't appear as if it's going to be jumping up into the 20,000 range. As we see the consumer pullback and as we see lower sales in the United States, I think that you're seeing that across the board with the Fed making their changes, it will destroy some demand, and that should moderate any increases that we see as we move into the Christmas holiday

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season.

The other thing I've -- we -- because of the issues, we brought a lot of product in early to make sure that we had it. So between what we have in inventory and what we have afloat that is due to arrive just prior to the holiday season, we feel pretty comfortable we have everything that we need, hopefully in the barn, for Christmas.
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Operator
Next question is from Victoria James with D.A. Davidson.
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Victoria James -
I've got two questions. I will ask them one (inaudible) updated thoughts on how inflation is impacting your business and to what extent prices increases are mitigated from that impact.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
All right. So I can hardly hear you, but you're saying that the pricing -- you're asking whether the price increases that we've introduced over the past year, has that mitigated some of these issues? Operator, could you have her ask the question? I can barely hear her.
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Operator
Yes, Victoria, please if you can get closer to your microphone, your volume was kind of low.
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Victoria James -
Yes. Sorry about that. Yes, I was asking, can you give your updated thoughts on how inflation is impacting your business and to what extent price increases are mitigating that impact?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, we -- obviously, when you look at some of our business, which would be the more promotional items and things like that. When the consumer is facing fuel, food and increased home prices, we see a slowdown at that level. We are seeing it now. A lot of the big box retailers had seen it. And the price increases that we've had has helped increase and improve the margin structure and offset a lot of the higher cost of bringing products in. But they're not mitigating any volume drop due to the consumer pulling back.

At this particular point, we have not seen any strong pullback from, let's say, the luxury market where a lot of our premium audio products are sold. And that remains to be seen. If the Fed continues to tighten and the market -- the stock market continues to go down, the wealth effect would affect the luxury market at some point. But we haven't seen that in any major way at this point.
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Victoria James -

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And then if I may ask another question. My second question is, given persistent challenges, how should we think about the role of China in your supply chain as well as your ability to diversify out of China in the future?
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, since the tariff was put in place by the former administration, we have moved a lot of our manufacturing out of China into either back into Malaysia or Taiwan or into Vietnam and some into Mexico. So we're trying to mitigate that as much as possible. However, when you really look at the situation, a lot of the raw material no matter where we're producing the product and doing the finished goods, a lot of the raw material is still coming out of China. We are cognizant of the situation. We are trying to move as much as we can so that we have a good balance within our manufacturing capability across the world in locations that have the capability of doing the type of manufacturing we need.
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Operator
And I'm not showing any further questions in the queue, sir.
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Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Okay. I want to thank you for joining us this morning and the interest that you have in VOXX. I know it's -- there's a lot of headwinds facing the entire economy here in the United States and across the world. But be rest assured that we are doing everything that we can to mitigate some of these.

And as I indicated, based on the pipeline that we're looking at going forward, the increased business with the OEMs as they get past some of their problems, and the addition of the new electronic lines that we have within the premium audio, we think we can go a long way in offsetting weakness and still generate good growth in this fiscal year. So thank you, and enjoy the rest of the day.
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Operator
Thank you. And this concludes today's conference. Thank you for participating, and you may now disconnect.
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